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                           CERTIFICATE OF FORMATION
                                      OF
                       THE B. MANISCHEWITZ COMPANY, LLC


         The undersigned, intending to form a Delaware Limited Liability Company under the Delaware Limited Liability Company Act, executes the following Certificate of Formation.

         FIRST: The name of the limited liability company (the "company") is: The B. Manischewitz Company, LLC.

         SECOND: The address in Delaware of the registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent for service of process at such address is The Corporation Trust Company.

By executing this Certificate of Formation, I hereby declare and certify that this is my act and deed and the facts stated in this Certificate of Formation are true.

         DATED:  April 16, 1996




                                    /s/ROBERT KROLL
                                    -----------------------------------
                                    Robert Kroll, Authorized Signatory











STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/26/1996
960122021 - 2618144
                                                                 April 15, 1996



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